                                                                                                                           Exhibit 99.1

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
Significant First Quarter Earnings Growth

Declares Quarterly Dividend

Houston, TX, May 2, 2019  – U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the first quarter ended March 31, 2019.

For the first quarter ended March 31, 2019, USPH’s Operating Results increased 18.6% to $8.4 million, or $0.66 per diluted share, as compared to $7.1 million, or $0.56 per diluted share, in the first quarter of 2018.  Operating Results per share, a non-GAAP measure, equals net income attributable to USPH shareholders per the consolidated statement of net income, and excludes the impact of the revaluation of redeemable non-controlling interest, net of tax, to calculate earnings per share.

For the first quarter ended March 31, 2019, USPH’s net income attributable to its shareholders was $8.4 million as compared to $7.1 million in the first quarter of 2018. Inclusive of the charge for revaluation of non-controlling interest, net of tax, used to compute diluted earnings per share, in accordance with GAAP, in the recent quarter, the amount is $5.0 million, or $0.39 per share, as compared to $3.4 million, or $0.27 per share for the first quarter of 2018.  In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, is not included in net income but charged directly to retained earnings and is included in the earnings per basic and diluted share calculation.  See the schedule on page 8 for a computation of diluted earnings per share.

First Quarter 2019 Compared to First Quarter 2018

•	Net revenues increased $7.9 million, or 7.3%, from $108.3 million in the first quarter of 2018, to $116.2 million in the first quarter of 2019, primarily due to an increase in net patient revenues from physical therapy operations and an increase in the revenue from the industrial injury prevention business. Both increases are due to internal growth and acquisitions. The first quarter of 2019 had 63 business days versus 64 in the first quarter of 2018.

U.S. Physical Therapy Press Release	Page 2
May 2, 2019

•
Net patient revenues from physical therapy operations increased approximately $6.1 million, or 6.1%, to $106.7 million in the first quarter of 2019 from $100.6 million in the first quarter of 2018 due to an increase in total patient visits of 4.7% from 956,000 to 1,001,500 and an increase in the average net patient revenue per visit to $106.49 from $105.15. Of the $6.1 million increase in net patient revenues, $3.3 million related to an increase in business of clinics opened or acquired prior to April 1, 2018 (“Mature Clinics”) and $2.8 million related to clinics opened or acquired after March 31, 2018 (“New Clinics”). Revenue from physical therapy management contracts was $2.1 million for the first quarter of 2019 and $2.2 million for the comparable 2018 period.

•	Revenue from the industrial injury prevention business increased 42.2% to $6.9 million in the first quarter of 2019 compared to $4.9 million in the first quarter 2018 due to internal growth and an April 2018 acquisition. Other miscellaneous revenue was $0.5 million in the first quarter of 2019 and $0.7 million in the first quarter of 2018.

•	Total operating costs were $89.5 million, or 77.0% of net revenues, in the first quarter of 2019 as compared to $85.1 million, or 78.6% of net revenues, in the first quarter of 2018. The $4.4 million increase was attributable to $1.9 million in operating costs related to Mature Clinics, an increase of $1.4 million related to New Clinics, an increase of $1.3 million related to the industrial injury prevention business and a reduction in management contracts costs of $0.2 million. Total salaries and related costs, including physical therapy operations and the industrial injury prevention business, were 57.0% of net revenues in the recent quarter versus 57.5% in the first quarter of 2018. Rent, supplies, contract labor and other costs as a percentage of net revenues were 19.0% in the first quarter of 2019 versus 20.1% in the first quarter of 2018. The provision for doubtful accounts as a percentage of net revenue was 1.0% for both periods.

•	The gross profit for the first quarter of 2019 grew by 15.1% or $3.5 million to $26.7 million, as compared to $23.2 million in the first quarter of 2018. The gross profit percentage increased by 160 basis points to 23.0% of net revenue in the recent period as compared to 21.4% in the first quarter 2018. The gross profit percentage for the Company’s physical therapy clinics increased by 120 basis points to 23.1% in the recent quarter as compared to 21.9% in the first quarter of 2018. The gross profit percentage on physical therapy management contracts increased by 470 basis points to 18.5% in the 2019 first quarter as compared to 13.8% in the 2018 first quarter. The gross profit percentage for the industrial injury prevention business increased by 650 basis points to 22.3% in the recent quarter as compared to 15.8% in the 2018 period.

•	Corporate office costs were $11.3 million in the first quarter of 2019 compared to $10.2 million in the first quarter of 2018. Corporate office costs were 9.7% of net revenues for the first quarter of 2019 quarter as compared to 9.4% for the first quarter of 2018.

•	Operating income for the first recent quarter of 2019 increased 18.2% to $15.4 million as compared to $13.1 million in the first quarter of 2018. Operating income as a percentage of net revenue increased by 130 basis points from 12.0% in the 2018 period to 13.3% in the recent quarter.

•	Interest expense – debt and other was $358,000 in the first quarter of 2019 and $553,000 in first quarter of 2018 due to lower borrowings under the Company’s revolving credit line.

•	The provision for income tax for the first quarter of 2019 was $2.7 million and $2.5 million in the 2018 first quarter. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest was 24.3% for the first quarter of 2019 and 25.8% for the first quarter of 2018.

•	Net income attributable to non-controlling interests (permanent equity) was $1.5 million in the first quarter of 2019 and $1.2 million in the first quarter of 2018. Net income attributable to redeemable non-controlling interests (temporary equity) was $2.4 million in the first quarter of 2019 and $1.7 million in the first quarter of 2018.

•	Same store revenues for de novo and acquired clinics open for one year or more increased 4.7% in the most recent quarter. Visits increased 3.6% for de novo and acquired clinics open for one year or more while the same store net rate increased 1.0%.

U.S. Physical Therapy Press Release	Page 3
May 2, 2019

Other Financial Measures

For the first quarter of 2019 the Company's Adjusted EBITDA increased by 11.7% to $15.6 million from $14.0 million in the first quarter of 2018.  Adjusted EBITDA as a percentage of net revenue increased by 50 basis points from 12.9% to 13.4%. See definition and explanation of Adjusted EBITDA in the schedule on page 8.

Management’s Comments

Chris Reading, Chief Executive Officer, said, “Despite a historically long and difficult winter our dedicated team of partners, clinicians and support staff got us started off on the right foot for 2019.  Cost control coupled with good volume helped to create some meaningful margin improvement in all aspects of our business.  With our recently announced  industrial injury prevention acquisition coupled with continued opportunity, internally and externally, we look forward to a good year ahead.”

Larry McAfee, Chief Financial Officer, noted, “Strong net cash flow in the quarter enabled the Company to reduce credit line borrowings by approximately 24% to $29,000,000, the lowest since 2013.”

U.S. Physical Therapy Declares Quarterly Dividend

The second quarterly dividend for 2019 of $0.27 per share will be paid on June 14, 2019 to shareholders of record as of May 17, 2019.  U.S. Physical Therapy began paying quarterly dividends in 2011 and has increased the dividend amount every year since.

Operating Leases – Right-to-Use Assets and Lease Liability

The Company implemented the new lease accounting standard beginning January 1, 2019. On March 31, 2019, the adoption resulted in $77.9 million of right-to-use assets and $82.6 million of operating lease liabilities, of which $26.7 million was classified as a current liability, in the consolidated balance sheet. For a detailed discussion of the new lease accounting standard refer to the Company’s Annual Report on Form 10-K filed with the SEC on March 18, 2019.

First Quarter 2019 Conference Call

U.S. Physical Therapy's Management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on May 2, 2019 to discuss the Company's Quarter Ended March 31, 2019 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 7918419 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until August 2, 2019 at U.S. Physical Therapy’s website.

U.S. Physical Therapy Press Release	Page 4
May 2, 2019

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

•	changes as the result of government enacted national healthcare reform;
•	changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
•	revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•	business and regulatory conditions including federal and state regulations;
•	governmental and other third party payor inspections, reviews, investigations and audits;
•	compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•	changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
•	revenue and earnings expectations;
•	legal actions, which could subject us to increased operating costs and uninsured liabilities;
•	general economic conditions;
•	availability and cost of qualified physical therapists;
•	personnel productivity and retaining key personnel;
•
competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;

•	acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
•	maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
•	maintaining adequate internal controls;
•	maintaining necessary insurance coverage;
•	availability, terms, and use of capital; and
•	weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 590 outpatient physical therapy clinics in 41 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 28 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention, rehabilitation, ergonomic assessments and performance optimization.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 5
May 2, 2019

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	For the Three Months Ended
	March 31, 2019	March 31, 2018

Net patient revenues	$106,650	$100,552
Other revenues	9,581	7,790
Net revenues	116,231	108,342
Operating costs:
Salaries and related costs	66,267	62,279
Rent, supplies, contract labor and other	22,044	21,776
Provision for doubtful accounts	1,206	1,061
Closure costs	(4)	12
Total operating costs	89,513	85,128

Gross profit	26,718	23,214

Corporate office costs	11,293	10,163
Operating income	15,425	13,051

Interest and other income, net	16	32
Interest expense - debt and other	(358)	(553)

Income before taxes	15,083	12,530

Provision for income taxes	2,708	2,476

Net income	12,375	10,054

Less: net income attributable to non-controlling interests:
Non-controlling interests - permanent equity	(1,537)	(1,201)
Redeemable non-controlling interests - temporary equity	(2,395)	(1,736)
	(3,932)	(2,937)

Net income attributable to USPH shareholders	$8,443	$7,117

Basic and diluted earnings per share attributable to USPH shareholders	$0.39	$0.27

Shares used in computation - basic and diluted	12,707	12,616

Dividends declared per common share	$0.27	$0.23

U.S. Physical Therapy Press Release	Page 6
May 2, 2019

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,238	$23,368
Patient accounts receivable, less allowance for doubtful accounts of $2,692 and $2,672, respectively	48,443	44,751
Accounts receivable - other	7,237	6,742
Other current assets	5,238	4,353
Total current assets	81,156	79,214
Fixed assets:
Furniture and equipment	53,267	52,611
Leasehold improvements	33,089	31,712
Fixed assets, gross	86,356	84,323
Less accumulated depreciation and amortization	65,197	64,154
Fixed assets, net	21,159	20,169
Operating lease right-of-use assets	77,870	-
Goodwill	293,338	293,525
Other identifiable intangible assets, net	48,125	48,828
Other assets	1,439	1,430
Total assets	$523,087	$443,166

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTERESTS
Current liabilities:
Accounts payable - trade	$1,894	$2,019
Accrued expenses	39,237	38,493
Current portion of operating lease liabilities	26,733	-
Current portion of notes payable	1,066	1,434
Total current liabilities	68,930	41,946
Notes payable, net of current portion	516	402
Revolving line of credit	29,000	38,000
Deferred taxes	9,872	9,012
Deferred rent	-	2,159
Operating lease liabilities, net of current portion	55,834	-
Other long-term liabilities	566	829
Total liabilities	164,718	92,348

Redeemable non-controlling interests	137,196	133,943

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,975,829 and 14,899,233 shares issued, respectively	149	149
Additional paid-in capital	82,295	80,028
Retained earnings	168,952	167,396
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	219,768	215,945
Non-controlling interests	1,405	930
Total USPH shareholders' equity and non-controlling interests	221,173	216,875
Total liabilities, redeemable non-controlling interests, USPH shareholders' equity and non-controlling interests	$523,087	$443,166

U.S. Physical Therapy Press Release	Page 7
May 2, 2019

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
OPERATING ACTIVITIES
Net income including non-controlling interests	$12,375	$10,054
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	2,400	2,468
Provision for doubtful accounts	1,206	1,061
Equity-based awards compensation expense	1,728	1,381
Deferred income taxes	2,118	(1,162)
Other	12	54
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(4,898)	(2,782)
Increase in accounts receivable - other	(495)	(849)
Increase in other assets	(894)	(1,238)
Increase in accounts payable and accrued expenses	274	7,389
Decrease in other liabilities	(263)	(845)
Net cash provided by operating activities	13,563	15,531

INVESTING ACTIVITIES
Purchase of fixed assets	(2,497)	(1,404)
Purchase of redeemable non-controlling interest, temporary equity	(2,053)	(761)
Purchase of non-controlling interest, permanent equity	(139)	(246)
Proceeds on sale of fixed assets	60	-
Net cash used in investing activities	(4,629)	(2,411)

FINANCING ACTIVITIES
Distributions to non-controlling interests, permanent and temporary equity	(2,576)	(2,208)
Proceeds from revolving line of credit	19,000	19,000
Payments on revolving line of credit	(28,000)	(31,000)
Payments to settle mandatorily redeemable non-controlling interests	-	(265)
Principal payments on notes payable	(482)	(823)
Other	(5)	56
Net cash used in financing activities	(12,063)	(15,240)

Net decrease in cash and cash equivalents	(3,129)	(2,120)
Cash and cash equivalents - beginning of period	23,368	21,933
Cash and cash equivalents - end of period	$20,239	$19,813

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$313	$2,941
Interest	$343	$526
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$228	$150

U.S. Physical Therapy Press Release	Page 8
May 2, 2019

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

OPERATING RESULTS AND ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables provide detail of the diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Operating Results and Adjusted EBITDA. Management believes providing Operating Results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Operating Results (as defined below), a non-generally accepted accounting principles (“non-GAAP”) measure, equals net income attributable to USPH shareholders. In accordance with current accounting guidance, the revaluation of redeemable non-controlling interest, net of tax, is not included in net income but charged directly to retained earnings and is included in the earnings per basic and diluted share calculation.

Management uses Operating Results, which eliminates the non-current cash item related to the revaluation of redeemable non-controlling interest that can be subject to volatility and unusual costs, as one of the principal measures to evaluate and monitor financial performance period over period.  Management believes that Operating Results is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have mandatorily redeemable instruments and therefore have different liability and equity structures.

Adjusted EBITDA is defined as net income attributable to USPH shareholders before interest income, interest expense – debt and other, taxes, depreciation, amortization and equity-based awards compensation expense.   Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Operating Results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Operating Results should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

	Three Months Ended March 31,
	2019	2018
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$8,443	$7,117
Charges to retained earnings:
Revaluation of redeemable non-controlling interest	$(4,661)	$(5,081)
Tax effect at statutory rate (federal and state) of 26.25%	1,224	1,334
	$5,006	$3,370

Basic and diluted per share	$0.39	$0.27

Adjustments:
Revaluation of redeemable non-controlling interest	4,661	5,081
Tax effect at statutory rate (federal and state) of 26.25% and 39.25%, respectively	(1,224)	(1,334)
Operating results	$8,443	$7,117

Basic and diluted operating results per share	$0.66	$0.56

Shares used in computation - basic and diluted	12,707	12,616

	Three Months Ended March 31,
	2019	2018

Net income attributable to USPH shareholders	$8,443	$7,117

Adjustments:
Depreciation and amortization	2,375	2,468
Interest income	(16)	(32)
Interest expense - debt and other	358	553
Provision for income taxes	2,708	2,476
Equity-based awards compensation expense	1,728	1,381

Adjusted EBITDA	$15,596	$13,963

U.S. Physical Therapy Press Release	Page 9
May 2, 2019

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC COUNT

Date	Number of Clinics

March 31, 2018	580
June 30, 2018	581
September 30, 2018	588
December 31, 2018	591

March 31, 2019	590